AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT

      THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT, dated as of the 15th day of December, 2006 (the "Amendment") by the below executing parties, hereby amends the Asset Purchase Agreement (as amended from time to time, the "Agreement") dated as of July 14, 2006, entered into by and among Tactical Air Defense Services, Inc. ("Parent"), Genesis Aviation Acquisition Inc., Resource Financial Aviation Holdings Inc., and OneSource Aviation Acquisition Inc. each a Nevada corporation and wholly owned subsidiary of Parent (each a "Subsidiary", the Subsidiaries and Parent are each sometimes referred to herein as a "Purchaser") as Purchasers and AeroGroup Incorporated, a Utah corporation ("AeroGroup") and its wholly owned subsidiaries, Genesis Acquisition, Inc., Resource Financial Holdings Acquisition, Inc., and OneSource Acquisition, Inc., each a Delaware corporation, as sellers (each individually a "Seller Subsidiary", the Seller Subsidiaries and AeroGroup each being sometimes referred to herein as a "Seller"), which Agreement was amended by the parties on August 22, 2006 ("Amendment No. 1"), and on October 3, 2006 ("Amendment No. 2"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

      WHEREAS, the parties originally agreed that the Parent would assume certain indebtedness of AeroGroup and warrants to purchase common stock of AeroGroup as provided in Section 1(d) of the Agreement as a condition to closing; and

      WHEREAS, AeroGroup has, since the date of the Agreement raised additional capital in which financing has been consummated in October of 2006 (the "October Financing"), which financing was necessary for the operations of AeroGroup and for AeroGroup to negotiate certain contracts and develop its aircraft parts and certification program, all of which are or will be necessary in connection with the business of the Purchasers; and

      WHEREAS, AeroGroup's auditors and creditors have discovered and verified additional indebtedness owed to certain creditors; and

      WHEREAS, the Parent has agreed, as a condition to closing of the acquisition relating to the Agreement, to assume certain indebtedness of AeroGroup; and

      WHEREAS, the Parent has agreed to assume the indebtedness owed the creditors and warrant holders of AeroGroup as specifically provided in the Agreement and to assume all of the obligations of AeroGroup to issue shares upon conversion therefore without requiring the convertible note holders or warrant holders to consent thereto;

      WHEREAS, the Purchasers each believe that increasing the amount of assumed liabilities and assumed Investor Warrants as set forth hereto, is fair and reasonable consideration in light of the value of the assets being acquired by AeroGroup; and

      NOW THEREFORE, it is agreed:

         1. Section 1.(d)(ii) of the Agreement is hereby amended to correct a typographical error and is amended and revised to be and read as follows:

                           "(ii) Secured Daniels Debt. The convertible debt in the initial amount of $1,100,000 (the "Secured Daniels Note") owed to Mark T. Daniels ("Daniels"), which shall be secured by a first priority lien on the assets of the Purchasers and becoming convertible into Common Stock at a conversion price of $.50 of principal and interest converted for each share of Common Stock."

         2. Schedule 1(d)(iii) reflecting all of the Investor Notes and
Schedule 1(d)(iv) reflecting all of the Investor Warrants, are and shall hereby by amended and restated in their entirety in the form as annexed hereto as Exhibit A and as reflected on the Current Report in Form 8-K relating to the transaction. Purchasers hereby ratify and accept the issuances by AeroGroup of the notes and warrants in connection with the October Financing.

         3. The Purchasers and Sellers hereby each waive any requirement incumbent upon one another that note holders and warrant holders counter execute any form of Agreement of Assumption. Additionally, Section 8(f) is hereby amended and restated in its entirety to be and read:

         (f) An Agreement of Assumption shall have been executed by Parent in favor of all of the convertible note holders and warrant holders described in
Section 1(d).

         In lieu thereof, the Parent shall issue to each of the note holders and warrant holders set forth in the Agreement and Schedules thereto, an Agreement of Assumption agreeing to assume the indebtedness of AeroGroup, to be bound by said promissory notes or warrants, and agreeing to issue, upon conversion thereof or exercise of the warrants, such number of shares of Common Stock as is set forth in the Agreement of Assumption which, for the avoidance of doubt, shall be as set forth in the Agreement (including the Schedules thereto), as amended to date.

         4. The Agreement is and shall remain and continue in full force and effect in all other respects, without prejudice.

         5. This Amendment may be signed in one or more counterparts.

         [Signature Pages Follow]

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT, DATED AS OF DECEMBER 15, 2006


                  IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Amendment to Asset Purchase Agreement to be executed the day and year first above written.

                                SELLERS:

                                AEROGROUP INCORPORATED



                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President



                                GENESIS ACQUISITION, INC.

                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President


                                RESOURCE FINANCIAL HOLDINGS
                                ACQUISITION, INC.


                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President

                                ONESOURCE ACQUISITION, INC.


                                By: /s/ Mark T. Daniels
                                   ---------------------------------------------
                                Name:   Mark T. Daniels
                                Title:  President

COUNTERPART SIGNATURE PAGE TO AMENDMENT TO ASSET PURCHASE AGREEMENT, DATED AS OF DECEMBER 15, 2006.

                  IN WITNESS WHEREOF, the parties hereto, intending to be bound hereby, have caused this Amendment to Asset Purchase Agreement to be executed the day and year first above written.

                                PURCHASERS:

                                TACTICAL AIR DEFENSE SERVICES, INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                GENESIS AVIATION ACQUISITION INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer


                                RESOURCE FINANCIAL AVIATION
                                HOLDINGS INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                ONESOURCE AVIATION
                                ACQUISITION INC.


                                By: /s/ John Riley Farley
                                   ---------------------------------------------
                                Name:   John Riley Farley
                                Title:  Vice President, Chief Financial
                                        Officer

                                Consented and agreed to on behalf of the foregoing entities:

                                        /s/ Derick Sinclair
                                ------------------------------------------------
                                        Derick Sinclair

                              CONSENT TO ASSIGNMENT

      This Consent is given by International Tactical Training Center, Inc. ("Sublandlord") to AeroGroup, Inc. ("Subtenant") and Tactical Air Defense Services, Inc. (the "Assignee") this ___ day of November, 2006.

                                    RECITALS

      WHEREAS, Sublandlord is the tenant in a lease with Grayson County Airport dated May 5, 2006 (the "Master Ground Lease") covering 36,598 sq. ft. of land at the Grayson County Airport (the "Leased Land");

      WHEREAS, Sublandlord is also the tenant in a lease with the Grayson County Airport dated April 15, 2006 (the "Master Office Lease" and together with the Maser Ground Lease, the "Master Leases") covering 15,397 square feet of space in a building known as Building No. 110 and adjacent land located at 5501 Airport Drive, Denison, Texas (the "Office Space" and together with the Leased Land, the "Premises");

      WHEREAS, Sublandlord has sublet the Premises to Subtenant pursuant to a sublease dated May 8, 2006 (the "Sublease");

      WHEREAS, Subtenant desires to assign the sublease to the Assignee and the Assignee wishes to assume the Sublease; and

      WHEREAS, the terms of the Sublease require the consent of the Sublandlord for the assignment of the sublease to the Assignee and the Sublandlord has agreed to grant such consent.

      NOW, THEREFORE, the Sublandlord consents as follows:

            1. Sublandlord hereby consents to the assignment of the Sublease, which assignment shall be in substantially the form of attached hereto as Exhibit A (the "Assignment").

            2. Sublandlord hereby releases the Subtenant from all liability arising from or relating to the Sublease which is based upon facts and circumstances first arising after the effective date of the Assignment. Sublandlord agrees it shall look solely to the Assignee for any damages, losses, liabilities, obligations, costs and expenses ("Losses") arising pursuant to the Sublease based upon facts and circumstances first arising after the effective date of the Assignment, including without limitation, Losses arising from all actions, suits, proceedings, demands, assessments, judgments, settlements and compromises relating thereto.

            3. Sublandlord's consent hereunder to the Assignment shall not constitute a waiver of Sublandlord's right to consent to any further assignment of the Sublease.

            4. To Sublandlord's knowledge, as of the date hereof Subtenant is not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of Sublandlord's obligations under the Sublease.

            5. As of the date hereof, Sublandlord is not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of Sublandlord's obligations under the Master Leases.

            6. To the Sublandlord's knowledge, as of the date hereof, the Master Landlords are not in default nor is there any state of facts, which with the passage of time could ripen into default in the performance of the Master Landlords' respective obligations under each of the Master Leases.

            7. This Consent is given to Subtenant in connection with a proposed assignment of Subtenant's interest in the Sublease to Assignee, with the understanding that Assignee will rely hereon in connection with such transaction.

            8. The person or persons executing this Consent are authorized by the respective party to do so and the execution hereof is the binding act of the Sublandlord and Subtenant.

            9. This Consent may be executed in several counterparts, and/or by execution of counterpart signature pages which may be attached to one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

      In witness whereof the parties set their hands and seals the day and year first above written.

SUBLANDLORD:                                   SUBTENANT:
International Tactical Training Center, Inc.   AeroGroup, Inc.


By:                                            By:
    ----------------------------------------       -----------------------------
Name:                                          Name:
Title:                                         Title:

                                    EXHIBIT A

                      ASSIGNMENT AND ASSUMPTION OF SUBLEASE

      THIS ASSIGNMENT AND ASSUMPTION of sublease is entered into between AeroGroup, Inc. ("Assignor") and Tactical Air Defense Services, Inc. (the "Assignee") this ___ day of November, 2006.

      WHEREAS, Assignor is the subtenant in a sublease dated May 8, 2006 (the "Sublease") covering 36,598 sq. ft. of land at the Grayson County Airport and 15,397 square feet of space in a building known as Building No. 110 and adjacent land located at 5501 Airport Drive, Denison, Texas; and

      WHEREAS, Assignor wishes to assign and Assignee wishes to assume the Sublease.

      NOW THEREFORE, in consideration of one and more dollars and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:

      1. Assignor hereby transfers, assigns and conveys to Assignor the subleasehold estate created by the sublease, together with all of the right, title and interest of Assignor in, to and under the Sublease.

      2. Assignee assumes and agrees to be bound by and perform all covenants, conditions, obligations and duties of Assignor under the Sublease, arising from and after the effective date of this Sublease Assignment and Assumption Agreement.

      3. This Assignment and Assumption Agreement may be executed in several counterparts, and/or by execution of counterpart signature pages which may be attached to one or more counterparts, and all counterparts so executed shall constitute one agreement binding on all parties hereto, notwithstanding that all of the parties are not signatory to the original or to the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this sublease Assignment as of the date first above written.

ASSIGNOR:                                    ASSIGNEE:
AeroGroup, Inc.                              Tactical Air Defense Services, Inc.


By:                                          By:
    --------------------------------------       -------------------------------
Name:                                        Name:
Title:                                       Title: